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                                            CONTRATO DE COMPRA-VENTA DE ACCIONES
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    *  Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONTRATO DE COMPRAVENTA DE ACCIONES DE LAS EMITIDAS POR INTERFRUVER DE MEXICO, S.A. DE C.V. EN ADELANTE, ("INTERFRUVER") QUE CELEBRAN POR UNA PARTE
(i) AGROBIONOVA, S.A. DE C.V., UNA SOCIEDAD MEXICANA, REPRESENTADA EN ESTE ACTO POR LOS SRES. FIDEL HOYOS PESCADOR Y GERARDO GABRIEL MONTEMAYOR GARZA, EN SU CARACTER DE REPRESENTANTES LEGALES, A QUIEN EN LO SUCESIVO SE LE DENOMINARA COMO EL "VENDEDOR" O "ABSA" Y POR LA OTRA EL SR. RICARDO BON ECHAVARRIA, QUIEN COMPARECE POR SU PROPIO DERECHO Y EN REPRESENTACION DE LOS SENORES CARLOS BON ECHAVARRIA, OSCAR BON ECHAVARRIA Y LUIS GUILLERMO ECHAVARRIA DE LA VEGA, A QUIENES EN CONJUNTO Y EN LO SUCESIVO SE LES DENOMINARA LOS "COMPRADORES", DE CONFORMIDAD CON LAS SIGUIENTES DECLARACIONES Y CLAUSULAS:

                           D E C L A R A C I O N E S

I.  Declaran los representantes de EL VENDEDOR:

    a) Que su representada es una sociedad constituida bajo las leyes mexicanas cuyo objeto preponderante es la produccion y comercializacion de productos agricolas.

    b) Que tienen todas las facultades necesarias para la celebracion del presente contrato, y que han obtenido todos los requisitos corporativos y autorizaciones necesarias para la celebracion del presente contrato, y cuyas facultades no les han sido revocadas o limitadas de ninguna manera.

    c) Que su representada es la legitima propietaria de un total de 2,500,500 (Dos Millones Quinientas Mil Quinientas) acciones representativas del capital social suscrito y pagado de INTERFRUVER, mismas que se encuentran totalmente suscritas, pagadas y por lo mismo liberadas, tal como se desprende del Libro de Registro de Acciones Nominativas de INTERFRUVER, de las cuales se encuentra en posesion y pleno dominio, libres de toda carga o gravamen, juicio litigio o reclamacion alguna, representados por los Certificados definitivos que se describen en el anexo "A" que se agrega al presente instrumento, en lo sucesivo y por brevedad "LAS ACCIONES"

II.  Declaran los COMPRADORES:

    a) Que todos son personas fisicas de nacionalidad Mexicana y con capacidad legal para obligarse.

    b)      Que se dedican a la comercializacion de productos agricolas;

    c) Que poseen los recursos necesarios para dar debido cumplimiento a las obligaciones a que se contraen mediante este instrumento.

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    d)      Que es su voluntad el obligarse como obligados solidarios de todas
        y cada una de las obligaciones a su cargo, de acuerdo al presente Contrato.

    e) Que no existe impedimento legal alguno para que comparezcan a celebrar el presente Contrato en calidad de obligados solidarios de las obligaciones a su cargo y que tienen plena capacidad legal para realizarlo.

    f) Que el Sr. Ricardo Bon Echavarria comparece por su propio derecho y en nombre y representacion de los senores CARLOS BON ECHAVARIA, OSCAR BON ECHAVARRIA y LUIS GUILLERMO ECHAVARRIA DE LA VEGA, personalidad que acredita con la copia certificada del poder notarial adjunto, facultades que no le han sido revocadas, limitadas o modificadas de manera alguna.

III.    DECLARACION DE LAS PARTES

        a) El VENDEDOR y LOS COMPRADORES hacen constar que los COMPRADORES desean adquirir y que el VENDEDOR desea vender y transmitir la totalidad de acciones segun lo establecido en el parrafo 1.c) anterior, sujeto a los terminos y condiciones del presente.

        b) El VENDEDOR y LOS COMPRADORES declaran que en la celebracion del presente no ha habido error, violencia, mala fe, ni vicio alguno entre las partes y que se reconocen reciprocamente su personalidad y capacidad juridica para celebrar el mismo.

        De conformidad con lo anterior, las partes convienen en las siguientes:


                               C L A U S U L A S

PRIMERA.-  VENTA DE LAS ACCIONES.-

    1.1 VENTA. De acuerdo con los terminos y condiciones del presente contrato, EL VENDEDOR vende, cede y traspasa LAS ACCIONES, sin reserva ni limitacion alguna a LOS COMPRADORES y estos las adquieren de EL VENDEDOR, libres de toda carga, gravamen y limitacion de dominio, con todos los derechos y obligaciones que les son propias.

    1.2 TRANSFERENCIA DE LAS ACCIONES Y OTORGAMIENTO DE GARANTIA PRENDARIA. La transferencia, endoso en propiedad y entrega de LAS ACCIONES (segun se describen en el anexo "A") propiedad de EL VENDEDOR por parte de EL VENDEDOR al COMPRADOR se llevara a cabo al momento de la firma, por todas las partes involucradas, del presente instrumento y simultaneamente en ese acto LOS COMPRADORES endosaran en Garantia Prendaria a favor de EL VENDEDOR, los titulos que amparan la totalidad de LAS ACCIONES, lo anterior de conformidad con el Contrato de Prenda que se agrega al presente instrumento bajo el Anexo "B", mismo que debera ser suscrito por las partes en el mismo acto de la celebracion del presente instrumento (en lo sucesivo y por brevedad del "CONTRATO DE PRENDA".

    La entrega de los Titulos a LOS COMPRADORES que amparan LAS ACCIONES transfieren sin limitacion a estos la calidad de accionistas de INTERFRUVER, asi como todos los derechos que LAS ACCIONES incorporan, tales como los derechos corporativos, incluyendo de manera enunciativa, mas no limitativos siguientes: derecho de voto, derecho a deliberar dentro de las Asambleas, a nombrar

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administradores y comisario, asimismo, quedaran incluidos en la transmision todos los derechos patrimoniales, dentro de los cuales se incluye el derecho a percibir dividendos y la cuota de liquidacion; bajo el entendido sin embargo, que LOS COMPRADORES no podran llevar a cabo o dejar de ejecutar, ningun acto que sea contrario a las estipulaciones contempladas en este instrumento o en el CONTRATO DE PRENDA, razon por la cual LOS COMPRADORES podran, sin el previo consentimiento por escrito de EL VENDEDOR, acordar la fusion, liquidacion, escision o aumento del capital social de INTERFRUVER., en caso de la realizacion de cualesquiera de las anteriores, LOS COMPRADORES se obligan en este acto a entregar a EL VENDEDOR en esa misma fecha los titulos representativos correspondientes de acuerdo a la tenencia accionaria que las partes mantenian antes de la celebracion de este contrato, endosando los mismos en garantia prendaria.

    1.3 NO ADQUISICION DE PASIVOS O CONTINGENCIAS. EL VENDEDOR, en virtud de la celebracion del presente Contrato no adquiere pasivos o contingencias legales, fiscales, laborales o de cualquier otra indole, ya sea pasadas, presentes o futuras derivadas de la operacion propia de INTERFRUVER, por lo que las mismas no seran motivo de reclamacion o reembolso, excepto por la totalidad de las que se llegaren a derivar de la celebracion de servicios prestados a INTERFRUVER por EL VENDEDOR y/o por la sociedades denominadas Bionova, S.A. de C.V. y /o Comercializadora Premier, S. A. de C.V. y unicamente durante el periodo en que las partes operaron como socios en INTERFRUVER, mismo que comprende de enero de 1995 a la fecha de celebracion de este instrumento; siempre y cuando dichas contingencias o reclamaciones no se deriven de la culpa o negligencia de INTERFRUVER o de LOS COMPRADORES.

    1.4  MARCA.    EL VENDEDOR se obliga a trasmitir  y llevar a cabo los
actos necesarios para transferir los derechos de titularidad la marca comercial denominada PREMIER, a favor de LOS COMPRADORES o a quienes ellos designen, en los Estados Unidos Mexicanos, asi como a inscribir dicha transmision ante el Instituto Mexicano de la Propiedad Industrial ("IMPI"), dicha transmision de la marca comercial mencionada se realizara el dia primero de enero del ano 2003 siempre y cuando LOS COMPRADORES no se encuentren en incumplimiento del presente contrato y/o del CONTRATO DE PRENDA. Cabe senalar que la titularidad de la marca Premier en los Estados Unidos de America y en el Canada continuara en los terminos actuales.

    1.5 PRECIO Y FORMA DE PAGO. El precio de la presente operacion esta integrado y sera pagado por LOS COMPRADORES a EL VENDEDOR de la siguiente manera: (i) Una cantidad fija de EUA$2,580,620.56 (dos millones quinientos ochenta mil seiscientos veinte dolares 56/100, moneda del curso legal de los Estados Unidos de America), o su equivalente en moneda nacional al tipo de cambio libre a la compra promedio de las siguientes casas de cambio VECTOR, MONEX e INTERCAM (TIPO DE CAMBIO) que rija a la fecha en que deba realizarse cualesquier pago derivado de la compra de LAS ACCIONES, en adelante ("EL PRECIO FIJO"); y (ii) Una cantidad variable adicional a EL PRECIO FIJO, que LOS COMPRADORES se obligan a cubrir a EL VENDEDOR, mediante 4 (cuatro) pagos anuales variables, segun se describe en el Anexo "C" que se agrega al presente Contrato y de acuerdo a lo que se menciona mas adelante. ("EL PRECIO VARIABLE").

    EL PRECIO FIJO mencionado en el parrafo anterior se compone de los siguientes conceptos: (i) La cantidad de EUA$896,087.41 (ochocientos noventa y seis mil ochenta y siete dolares 41/100, moneda del curso legal de los Estados Unidos de America), equivalente al pago por concepto de Capital Contable de INTERFRUVER; (ii) La cantidad de EUA$651,880.98 (seiscientos cincuenta y un mil ochocientos ochenta dolares 98/100, moneda del curso legal de los Estados Unidos de America), mas el Impuesto al Valor Agregado ("IVA") por la cantidad de EUA$97,782.14 (noventa y siete mil setecientos ochenta y dos dolares 14/100, moneda del curso legal de los Estados Unidos de America), equivalente al costo de las Cuentas por Cobrar por la prestacion de diversos servicios prestados a INTERFRUVER durante el ano 2001; (iii) La

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cantidad de EUA$815,217.39 (ochocientos quince mil doscientos diez y siete dolares 39/100, moneda del curso legal de los Estados Unidos de America), mas el IVA por la cantidad de EUA$122,282.61 (ciento veintidos mil doscientos ochenta y dos dolares 61/100, moneda del curso legal de los Estados Unidos de America), equivalente al costo de las Cuentas por Cobrar por la prestacion de diversos servicios que prestara EL VENDEDOR a INTERFRUVER durante el ano 2002, asi como el pago de regalias por el uso y disfrute de la Marca "Premier"; y (iv) la cantidad de EUA$217,434.78 (doscientos diecisiete mil cuatrocientos treinta y cuatro dolares 78/100, moneda del curso legal de los Estados Unidos de America), que equivale al reconocimiento irrevocable por parte de INTERFRUVER de cuentas contingentes.

    En virtud de lo anterior, LOS COMPRADORES se obligan a liquidar a EL VENDEDOR el precio pactado por la venta de LAS ACCIONES, de acuerdo a lo mencionado en los parrafos anteriores, de la siguiente manera:

    1.5.1.1 la cantidad de EUA$1,654,230.05 (un millon seiscientos cincuenta y cuatro mil doscientos treinta dolares 05/100, moneda del curso legal de los Estados Unidos de America), o su equivalente en moneda nacional al TIPO DE CAMBIO que rija a la fecha de pago, se liquidara precisamente en la fecha de celebracion y suscripcion del presente instrumento, adicionalmente y sin que forme parte del Precio de Venta de LAS ACCIONES, LOS COMPRADORES se obligan a pagar adicionalmente al precio de LAS ACCIONES, la cantidad de EUA$113,721.39 (ciento trece mil setecientos veinte y un dolares 39/100, moneda del curso legal de los Estados Unidos de America), o su equivalente en moneda nacional al TIPO DE CAMBIO que rija a la fecha de pago por concepto de IVA de las Cuentas por Cobrar mencionadas en esta Clausula;

    1.5.1.2 La cantidad de EUA$708,955.73 (setecientos ocho mil novecientos cincuenta y cinco dolares, 73/100, moneda del curso legal de los Estados Unidos de America), o su equivalente en moneda nacional al TIPO DE CAMBIO que rija a la fecha de pago, se liquidara precisamente el dia Primero de marzo del ano 2002; y sin que forme parte del Precio de Venta de LAS ACCIONES, LOS COMPRADORES se obligan a pagar adicionalmente al precio de LAS ACCIONES, la cantidad de EUA$106,343.36 (ciento seis mil trescientos cuarenta y tres dolares 36/100, moneda del curso legal de los Estados Unidos de America), o su equivalente en moneda nacional al TIPO DE CAMBIO que rija a la fecha de pago por concepto de IVA de las Cuentas por Cobrar mencionadas en esta Clausula

    1.5.1.3 La cantidad de EUA$217,434.78 (doscientos diecisiete mil cuatrocientos treinta y cuatro dolares 78/100, moneda del curso legal de los Estados Unidos de America, o su equivalente en moneda nacional al TIPO DE CAMBIO que rija a la fecha de pago, se liquidara, el dia 31 de agosto del ano 2002; Con el fin de documentar las obligaciones de pago estipuladas en los incisos 1.5.1.2 y 1.5.1.3 anteriores y no como medio de pago de LOS COMPRADORES en este acto suscriben dos pagares a favor de EL VENDEDOR, cada uno por los montos correspondientes.

    1.5.2. El pago de EL PRECIO VARIABLE se efectuara en MONEDA NACIONAL (PESOS) mediante cuatro pagos anuales variables ("LA ANUALIDAD"), con pagos parciales semestrales ("LA PARCIALIDAD") durante los anos calendario 2002, 2003, 2004 y 2005, * de acuerdo a lo que se menciona a continuacion:

    1.5.2.1.  Sobre las ventas de productos agricolas que realice INTERFRUVER
a sus clientes   *  , efectuadas durante el periodo de ventas comprendido
entre enero 1(0) al 31 de diciembre de cada uno de los anos 2002, 2003, 2004 y 2005 (en adelante, "EL PERIODO DE VENTAS"), LOS COMPRADORES realizaran los pagos de LA ANUALIDAD correspondiente a EL VENDEDOR, precisamente los dias 31 de diciembre de cada uno de los anos mencionados ("LA FECHA DE PAGO ANUAL") y los pagos de LA PARCIALIDAD respectiva, los dias 30 de junio de cada uno de los anos mencionados ("LA FECHA DE PAGO PARCIAL"). El Monto de los pagos de EL PRECIO VARIABLE se determinara de la siguiente

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manera:

    (i)    Si las ventas de INTERFRUVER   *  , durante el correspondiente
           PERIODO DE VENTAS resulta ser inferior a la cantidad de   *  o su
           equivalente en moneda nacional El Monto de LA ANUALIDAD sera la suma
           de la cantidad equivalente al   *  . Debiendo pagar LOS COMPRADORES
           a EL VENDEDOR, LA PARCIALIDAD en LA FECHA DE PAGO PARCIAL, sobre la
           cantidad equivalente al   *    ;

    (ii)   Si las ventas de INTERFRUVER   *  , durante el correspondiente
           PERIODO DE VENTAS resulta ser superior a la cantidad de   *  o su
           equivalente en moneda nacional EL MONTO de LA ANUALIDAD sera la suma
           de la cantidad equivalente al   *  . Debiendo realizar LOS
           COMPRADORES a EL VENDEDOR, LA PARCIALIDAD en LA FECHA DE PAGO
           PARCIAL, sobre la cantidad equivalente al   *  ;

    (iii) Independientemente de los dos parrafos anteriores las partes podran optar por determinar el monto de los pagos del PRECIO VARIABLE de conformidad con el anexo "D" que se adjunta al presente contrato.

    Para determinar la equivalencia de las ventas por la cantidad de   *  que
    se menciona en los incisos (i) y (ii), se seguira el siguiente procedimiento; cada uno de los periodos de venta se segregara en 12 meses calendario. La venta realizada por INTERFRUVER en cada uno de los meses, se dividira por el tipo de cambio promedio aritmetico del mismo periodo. La suma resultante de la misma operacion mencionada por los 12 (doce) periodos, sera el punto de comparacion.

    El primer PERIODO DE VENTAS comprendera del primero de octubre del ano 2001 al 31 de diciembre de ano 2002, asi mismo, tanto LA FECHA DE PAGO ANUAL como LA FECHA DE PAGO PARCIAL, gozaran de 30 dias de gracia para su pago, sin cargo de intereses; y,

1.5.2.2.  La cantidad   *  se liquidara en forma semestral el dia 31 de
agosto del ano 2002 y el 15 de enero del ano 2003 ("FECHA DE PAGO") y posteriormente, por los anos 2003, 2004 y 2005, el pago sera en forma bimestral los dias 15 de los meses enero, marzo, mayo, julio, septiembre y noviembre de cada uno de los anos mencionados.

    El primer PERIODO DE VENTAS comprendera del primero de octubre del ano 2001 al 31 de diciembre de ano 2002

*

    1.6. VENCIMIENTO ANTICIPADO Y PENA CONVENCIONAL. La falta de pago oportuno al vencimiento de las obligaciones de pago de LOS COMPRADORES estipuladas en las Clausulas 1.5.1.2 y 1.5.1.3 anteriores, dara derecho a EL VENDEDOR de rescindir el presente contrato o de llevar a cabo la ejecucion forzosa del mismo mediante la ejecucion de la prenda otorgada al amparo del CONTRATO DE PRENDA.

    No obstante lo anterior, en caso de falta de pago oportuno al vencimiento de las obligaciones a su cargo que se estipulan en las Clausulas 1.5.1.2 y/o
1.5.1.3 anteriores, LOS COMPRADORES tendra la opcion de contar con un plazo improrrogable adicional de 60 (sesenta) dias naturales posteriores al vencimiento de dichas obligaciones de pago, bajo el entendido de que dicho plazo adicional causara los intereses moratorios a que se refiere el parrafo siguiente.

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    Independientemente de lo mencionado en los parrafos anteriores, LOS
COMPRADORES al momento de incumplir con cualesquiera de sus obligaciones de pago, deberan de pagar a EL VENDEDOR el saldo insoluto de su adeudo a la fecha de dicho incumplimiento y en adicion, por concepto de Pena Convencional, sin necesidad de previo requerimiento, intereses moratorios a razon de una tasa del 3.0% (tres por ciento) mensual sobre el monto de las cantidades incumplidas y las que lleguen a vencer posteriormente, precisamente desde la fecha de cada vencimiento y hasta la total liquidacion del adeudo correspondiente.

    Asimismo, en caso de falta de pago oportuno al vencimiento de las obligaciones a su cargo que se estipulan en las Clausulas 1.5.2.1 y/o 1.5.2.2 de este instrumento, LOS COMPRADORES tendran la opcion de contar con un plazo adicional de 30 (treinta) dias naturales posteriores al vencimiento de dichas obligaciones de pago, sin cobro de intereses, y otro plazo adicional de 30 (treinta) dias naturales, el cual causara intereses normales a razon de la Tasa Interbancaria Interna de Equilibrio, ("TIIE") mas 4 puntos, en caso de no cumplir con sus obligaciones de pago al vencimiento de los plazos senalados en este parrafo, LOS COMPRADORES se obligan a cubrir intereses moratorios a razon de multiplicar la tasa normal por 2. (dos) sobre el monto de las cantidades incumplidas y las que lleguen a vencer posteriormente, precisamente desde la fecha de cada vencimiento y hasta la total liquidacion del adeudo correspondiente.

    1.7. IMPUESTOS Y HONORARIOS RELATIVOS A LA TRANSMISION. Todos los impuestos y honorarios relativos a la transmision y honorarios notariales, si hubiere, causados por la operacion de compraventa contemplada en el presente contrato y contratos accesorios, seran a cargo de la parte que por ley este obligada a pagar dichos impuestos y honorarios en Mexico, en el entendido de que EL VENDEDOR sera responsable del pago del Impuesto Sobre la Renta que genere la venta y transferencia de ACCIONES.

    1.8 REPRESENTANTE DE LOS COMPRADORES. LOS COMPRADORES designan como representantes para todos los efectos del presente Contrato, incluso para la recepcion de notificaciones al Sr. Ricardo Bon Echavarria y al Sr. Carlos Bon Echavarria, los cuales podran actuar conjunta o separadamente. Cualquier cambio en la designacion de los representantes aqui nombrados, debera ser comunicado fehacientemente a ABSA mediante escrito que debera ser suscrito por la totalidad de LOS COMPRADORES.

    En todo caso EL VENDEDOR podra requerir en cualquier momento a LOS COMPRADORES que la designacion del representante comun, asi como su revocacion o limitacion a sus derechos, se ratifique ante la presencia de Notario o Corredor Publico.

    1.9 OBLIGADOS SOLIDARIOS. Por medio del presente Contrato, los senores Ricardo Bon Echavarria, Carlos Bon Echavarria, Oscar Bon Echavarria y Luis Guillermo Echavarria de la Vega acuerdan convertirse en obligados solidarios respecto a todas y cada una de sus obligaciones de pago que en lo individual y en conjunto, en caracter de LOS COMPRADORES asumen para con EL VENDEDOR, derivadas del presente Contrato incluyendo el pago de cada una de las amortizaciones correspondientes al a EL PRECIO FIJO y a EL PRECIO VARIABLE, asi como a los intereses moratorios o cualquier otro cargo que se llegare a generar de conformidad con lo estipulado en el presente instrumento, de acuerdo con lo previsto por los articulos 1987 (mil novecientos ochenta y siete), 1998 (mil novecientos noventa y ocho) y demas aplicables del Codigo Civil Federal, de aplicacion supletoria en materia mercantil.

    Por lo anterior, cada uno de los LOS COMPRADORES individualmente se obliga ante EL VENDEDOR a pagar en forma puntual la totalidad de cualquier cantidad derivada del presente contrato a cargo de LOS COMPRADORES, como si fueran obligaciones propias ante EL VENDEDOR sin que este requiera exigir o demandar de los demas compradores el cumplimiento de dichas obligaciones.

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    1.10  SANEAMIENTO Y EVICCION.  EL VENDEDOR  se obliga a responder a LOS
COMPRADORES del saneamiento para el caso de eviccion con respecto a LAS ACCIONES de conformidad con los terminos del presente instrumento y de las disposiciones legales aplicables.

    1.11 Distribucion. Mediante este instrumento las partes acuerdan que EL VENDEDOR le concedera a INTERFRUVER, 7 (siete) dias naturales en adicion al credito que normalmente se le concede por las liquidaciones de los embarques que EL VENDEDOR le suministra a esta, exclusivamente por la distribucion de productos agricolas suministradas a traves de EL VENDEDOR, por lo que el credito en la Cuenta Corriente de INTERFRUVER, unicamente en este concepto sera de 21 (veintiuno) a 28 (veintiocho) dias naturales.

    1.12 PODERES. EL VENDEDOR en este acto, se compromete con LOS COMPRADORES a preparar y entregar a estos una lista conteniendo los Poderes Generales y Especiales que se hayan otorgado por INTERFRUVER, precisamente a la fecha de celebracion del presente instrumento, para efecto de que en su momento estos Poderes sean revocados por el Consejo de Administracion de INTERFRUVER. SEGUNDA.- DECLARACIONES Y GARANTIAS DE EL VENDEDOR

    En este acto EL VENDEDOR declara y garantiza a LOS COMPRADORES lo siguiente:

    2.1 AUTORIZACION Y OBLIGACIONES VALIDAS. La celebracion, entrega y cumplimiento del presente contrato y de las transacciones que el mismo contempla, han sido debidamente autorizadas de acuerdo con los requisitos de EL VENDEDOR, y el presente contrato ha sido celebrado por EL VENDEDOR, con plena capacidad, y en cumplimiento con los requisitos corporativos y de cualquier otra naturaleza, constituyendo un contrato valido y obligatorio para EL VENDEDOR.

    2.2 FACULTADES. EL VENDEDOR tienen la capacidad y facultades necesarias para ser los propietarios de LAS ACCIONES, asi como para celebrar y cumplir con este contrato.

    2.3 AUTORIZACIONES GUBERNAMENTALES. Durante la celebracion y para el cumplimiento del presente contrato, EL VENDEDOR no requiere de la presentacion de ningun tipo de aviso u otro documento ante ninguna autoridad gubernamental ni obtener de ella consentimientos, aprobaciones o autorizaciones de ninguna naturaleza. EL VENDEDOR se obliga a cumplir con todas las leyes aplicables asi como con todos los reglamentos y disposiciones de las diferentes autoridades en relacion con la celebracion, entrega y cumplimiento del presente contrato y de las transacciones en el contempladas.

    2.4 CONTRATOS. Excepto por el presente contrato y los que deriven de este, EL VENDEDOR no es parte ni esta sujeto a ningun contrato, convenio o compromiso substancial, escrito u oral, en relacion con LAS ACCIONES.

    2.5  PROCEDIMIENTOS LEGALES.

    (a)  EL VENDEDOR no esta involucrado ni tiene conocimiento de accion legal
         o procedimiento en su contra ante ningun Tribunal o autoridad administrativa en relacion con LAS ACCIONES. Tampoco se han efectuado en contra de EL VENDEDOR reclamaciones que pudieren dar lugar a dichas acciones o procedimientos;

    (b) Hasta donde tiene conocimiento EL VENDEDOR, no existe investigacion o reclamo pendiente o por iniciarse por parte de las autoridades gubernamentales en contra de EL VENDEDOR, sus funcionarios o consejeros, que pudiera tener un efecto adverso sobre LAS ACCIONES.

                                    Pagina 7
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                                            CONTRATO DE COMPRA-VENTA DE ACCIONES
                                                 JUEVES, 1 DE NOVIEMBRE DEL 2001


    2.6 FECHA EFECTIVA DE LAS DECLARACIONES Y GARANTIAS. Las garantias y declaraciones de EL VENDEDOR mencionados en el presente contrato se entenderan hechos en y, con efectos a la fecha del presente contrato.

TERCERA.-  DECLARACIONES Y GARANTIAS DE LOS COMPRADORES

    LOS COMPRADORES declaran y garantizan en este acto a EL VENDEDOR y asimismo convienen en los siguientes terminos:

    3.1 AUTORIZACION Y OBLIGACION VALIDA. El presente contrato y las transacciones que el mismo contempla constituye un contrato valido y obligatorio para LOS COMPRADORES en virtud de haber comparecido a su celebracion por su propio derecho o por conducto de un apoderado debidamente facultado para ello, facultades que no le han sido revocadas, modificadas o limitadas de manera alguna..

    3.2 AUTORIZACIONES GUBERNAMENTALES. Para la celebracion y cumplimiento del presente contrato, LOS COMPRADORES no requieren de la presentacion de ningun aviso, informe u otro documento ante ninguna autoridad gubernamental ni obtener de esta consentimiento, aprobacion o autorizacion alguna. LOS COMPRADORES se obligan a cumplir con todas las leyes aplicables asi como con todos los reglamentos y disposiciones de las autoridades en relacion con la celebracion, entrega y cumplimiento del presente contrato y de las transacciones en el contempladas.

    3.3 CUMPLIMIENTO CON LAS LEYES. LOS COMPRADORES actualmente estaran dando cabal cumplimiento a todas las leyes federales, estatales o municipales, reglamentos, decretos y disposiciones legales ya sean judiciales
o de autoridad administrativa aplicables a la transaccion contemplada en el presente contrato.

    3.4 FALSAS DECLARACIONES U OMISIONES. LOS COMPRADORES no han hecho intencionalmente declaraciones falsas ni han omitido informar hechos que sean necesarios para que no resulten incompletas o enganosas las declaraciones, garantias y obligaciones establecidas en el presente contrato.

    3.5 FECHA EFECTIVA DE LAS DECLARACIONES Y GARANTIAS. Las garantias y declaraciones de LOS COMPRADORES mencionados en el presente contrato se entenderan hechos en y con efectos a la fecha del presente contrato.

    3.6. OPERACION DE INTERFRUVER. La operacion y administracion de INTERFRUVER, a partir de esta fecha y por un periodo no menor a aquel en que se liquide totalmente el PRECIO VARIABLE, sera llevada a cabo de conformidad con las mas sanas practicas de la industria.

CUARTA.-  REGISTROS CONTABLES Y CONTRATOS ADICIONALES

    4.1 ACCESO A LOS REGISTROS DE LOS COMPRADORES. En el periodo comprendido entre la fecha del presente contrato y por un ano posterior a la fecha del ultimo pago por concepto de la venta de LAS ACCIONES, LOS COMPRADORES se obligan a permitir a EL VENDEDOR y a sus representantes autorizados el acceso durante horas habiles a los registros contables de INTERFRUVER incluyendo, sin limitacion, documentos, registros, contratos, cuentas diversas, otros, e investigaciones en la medida que se relacionen con las ventas de INTERFRUVER.

                                    Pagina 8
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                                            CONTRATO DE COMPRA-VENTA DE ACCIONES
                                                 JUEVES, 1 DE NOVIEMBRE DEL 2001


    4.2 CONTRATOS ADICIONALES. EL VENDEDOR esta de acuerdo en celebrar y formalizar con LOS COMPRADORES a mas tardar a los 60-sesenta dias naturales posteriores a la Fecha del presente contrato, los siguientes contratos, motivo de la presente transaccion:

    -  Contrato de Transmision de la Marca PREMIER,
    -  Contrato de Distribucion de productos agricolas,
    - Contrato de Terminacion del Contrato de licencia de uso de la marca "Master's Touch",
    -  Contrato de Terminacion del Aval de SaVIA con Bansi,
    -  Contrato de Terminacion del Aval de SaVIA con Comercial America,
    - Contrato de servicios por parte de El VENDEDOR y/o Comercializadora Premier, SA de CV por el Periodo del ano 2002,
    - Contrato de Cuenta Corriente de Comercializadora Premier, SA de CV e Interfuver de Mexico, SA de CV, y
    - Cualesquier otro contrato o instrumento celebrado entre INTERFRUVER y cualesquiera de las empresas filiales o relacionadas con EL VENDEDOR que se hayan celebrado con anterioridad a la subscricion de este instrumento.


QUINTA.-  Uso de la Marca PREMIER

    5.1 Las partes acuerdan que como condicion precedente para que se transfiera la titularidad de la Marca PREMIER en los Estados Unidos Mexicano, en favor de LOS COMPRADORES o INTERFRUVER, en la fecha senalada con anterioridad, LOS COMPRADORES e INTERFRUVER deberan ratificar que no llevaran a cabo, en los Estados Unidos de America o en el Canada, cualesquier tipo de transacciones comerciales o de cualquier naturaleza mediante agentes o distribuidores, u otros, ya sea directa o indirectamente utilizando la marca denominada PREMIER, o alguna otra que se preste a confusion con la misma, por lo que de ninguna manera podran comercializar productos amparados por dicha Marca Comercial en los Estados Unidos de America o en Canada.

SEXTA.-      GENERALIDADES

    6.1 DURACION. El presente Contrato sera por el termino necesario para el cumplimiento de las obligaciones contempladas en el mismo.

    6.2 MODIFICACIONES. El presente contrato podra ser modificado por escrito siempre y cuando el mismo especifique que es una modificacion y sea firmado por un funcionario autorizado o representante de cada parte a la que la modificacion afecte.

    6.3 RENUNCIA Y CONSENTIMIENTOS. Con excepcion de cualquier disposicion en contrario del presente contrato, la falta de cumplimiento de cualquiera de las partes con cualquiera de las obligaciones o condiciones que el presente documento establece podra ser dispensada por la otra parte. Cuando los terminos del presente contrato requieran o permitan el consentimiento de una de las partes contratantes, dicho consentimiento se otorgara por escrito en la forma prevista en esta clausula 6.8 para las notificaciones.

    6.4 CESION. El presente contrato o las obligaciones que del mismo derivan, no podran ser cedidos por ninguna de las partes sin en el previo consentimiento por escrito de la otra, salvo por lo que respecta a EL VENDEDOR, mismo que en este acto queda facultado para ceder o transmitir los derechos y obligaciones derivados del presente instrumento.

                                   Pagina 9
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                                            CONTRATO DE COMPRA-VENTA DE ACCIONES
                                                 JUEVES, 1 DE NOVIEMBRE DEL 2001


    6.5 HONORARIOS Y GASTOS. Todos los gastos y honorarios que cause el presente contrato seran pagados por la parte que los cause.

    6.6 JURISDICCION. El Presente contrato sera regido por las disposiciones legales de la Republica Mexicana. Las partes convienen en someter cualquier conflicto relativo a la interpretacion y cumplimiento de este contrato a los tribunales competentes de la ciudad de Monterrey, Nuevo Leon, Mexico, expresamente renunciando a cualquier otro fuero que pudiera llegar a corresponderle por razon de sus domicilios presentes o futuros o por cualquier otra causa.

    6.7 LEY APLICABLE. LOS COMPRADORES y EL VENDEDOR, conjunta o separadamente, y en cooperacion mutua, deberan cumplir con la legislacion aplicable y disposiciones de cualquier autoridad que tenga jurisdiccion en el presente contrato y las partes contratantes, en relacion a cualquier acto, transaccion, convenio o entendimiento por o entre las mismas, de acuerdo a lo establecido en el presente.

    6.8 NOTIFICACIONES. Todas las notificaciones que deban darse las partes en los terminos del presente contrato deberan ser por escrito y se entenderan dadas si se entregan en forma personal o si se envian por un medio indubitable, dirigidas a los domicilios que se indican a continuacion o a cualquier otro que las partes se notifiquen, excepto en los casos previstos en el presente contrato:

         LOS COMPRADORES               RICARDO BON ECHAVARRIA
                                       Elote No. 2625
                                       Mercado de Abastos
                                       Guadalajara, Jalisco
                                       Facsimile: (013) 880 - 0698

         Atencion:                     Ricardo Bon Echavarria, representante


         EL VENDEDOR                   AGROBIONOVA, S.A. DE C.V.
                                       Rio Caura No. 358 Ote.
                                       Col. Del Valle
                                       San Pedro Garza Garcia, N.L.
                                       Facsimile: (018) 399 - 0843

         Atencion:                     Gerardo Gabriel Montemayor Garza


    6.9 TITULOS Y ANEXOS. Los titulos de las Clausulas que se mencionan en el contenido del presente Contrato son unicamente para la conveniencia de las partes contratantes y no constituyen obligacion alguna para las mismas, por lo que en el supuesto de que exista discrepancia entre estos y el contenido de las Clausulas, este ultimo debera de prevalecer.

Por otra parte, los Anexos que se indican en este instrumento y que se encuentren firmados por las partes, constituyen parte integrante del presente Contrato y se tienen por reproducidos como si a la letra se insertare.

    6.10 INTEGRIDAD DEL ACUERDO. Este Contrato representa el acuerdo integro entre las partes con respecto al motivo que se contempla y establece en el mismo, y todos los acuerdos, sean verbales o por escrito, que se hayan efectuado con anterioridad a este Contrato quedan revocados y reemplazados por este instrumento. Este Contrato no podra ser cambiado, modificado o rescindido, excepto por escrito, con firma de todas las partes aqui contratantes, y cualquier intento de modificacion, abandono o rescision verbal de este Contrato sera considerado como nulo, sin validez ni efecto.

                                    Pagina 10

                                            CONTRATO DE COMPRA-VENTA DE ACCIONES
                                                 JUEVES, 1 DE NOVIEMBRE DEL 2001


    Bien impuestas las partes del valor y fuerza legal del presente instrumento, habiendose leido el presente, las partes contratantes lo aceptan, ratifican y firman en la ciudad de Monterrey, Nuevo Leon, Estados Unidos Mexicanos el dia Primero de noviembre del ano 2001.



             "VENDEDOR"                              "COMPRADORES"
      AGROBIONOVA, S.A. DE C.V


      /s/ FIDEL HOYOS PESCADOR                 /s/ RICARDO BON ECHAVARRIA
   -----------------------------             ------------------------------
     Por: FIDEL HOYOS PESCADOR                   RICARDO BON ECHAVARRIA
            Apoderado                            Por: su propio derecho


   /s/ GERARDO G. MONTEMAYOR G.                /s/ RICARDO BON ECHAVARRIA
 ---------------------------------           ------------------------------
   Por: GERARDO G. MONTEMAYOR G                  CARLOS BON ECHAVARRIA
            Apoderado
                                        Representado por Ricardo Bon Echavarria


                                               /s/ RICARDO BON ECHAVARRIA
                                             ------------------------------
                                                  OSCAR BON ECHAVARRIA

                                        Representado por Ricardo Bon Echavarria


                                               /s/ RICARDO BON ECHAVARRIA
                                             ------------------------------
                                             LUIS G. ECHAVARRIA DE LA VEGA

                                        Representado por Ricardo Bon Echavarria




                                   Pagina 11